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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 20, 2002

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                             ILLINOIS POWER COMPANY
             (Exact name of Registrant as Specified in its Charter)


               Illinois                   1-3004                  37-0344645
     (State or Other Jurisdiction    (Commission File          (I.R.S. Employer
          of Incorporation)               Number)            Identification No.)

                              500 South 27th Street
                             Decatur, Illinois 62521
                    (Address of Principal Executive Offices)

                                 (217) 424-6600
              (Registrant's telephone number, including area code)


                                 Not Applicable
             (Former name or address, if changed since last report)

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ITEM 5.        OTHER EVENTS

     On December 20, 2002, Illinois Power Company (the "Company") closed a private offering of $550 million in aggregate principal amount of its 11 1/2 % Mortgage Bonds due 2010 (the "Mortgage Bonds"), $150 million of which will be issued on a delayed delivery basis subject to Illinois Commerce Commission approval. The Mortgage Bonds were sold to the initial purchasers at 97.480% of their face amount.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements - Not applicable

(b)   Pro-Forma Financial Information - Not applicable

(c)   Exhibits

      1.1 Purchase Agreement dated as of December 20, 2002 among Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse First Boston Corporation (together, the "Initial Purchasers") and the Company.

      4.1 Supplemental Indenture dated as of December 15, 2002 between the Company and BNY Midwest Trust Company.

      4.2 Registration Rights Agreement dated as of December 20, 2002 among the Company and the Initial Purchasers.

      99.1     Press Release dated as of December 17, 2002.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ILLINOIS POWER COMPANY


Dated:  December 23, 2002                    By: /s/ J. Kevin Blodgett
                                                -------------------------------
                                                 J. Kevin Blodgett
                                                 Assistant Secretary

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                                  EXHIBIT INDEX

     EXHIBIT
     NUMBER       DESCRIPTION
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      1.1         Purchase Agreement dated as of December 20, 2002 among the
                  Company and the Initial Purchasers.

      4.1 Supplemental Indenture dated as of December 15, 2002 between the Company and BNY Midwest Trust Company.

      4.2 Registration Rights Agreement dated as of December 20, 2002 among the Company and the Initial Purchasers.

      99.1        Press Release dated as of December 17, 2002